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                                    Exhibit H

                      NORTHWESTERN MUTUAL SERIES FUND, INC.

                                 April 30, 1999

The Northwestern Mutual Life Insurance Company
720 East Wisconsin Avenue
Milwaukee, WI  53202

Northwestern Mutual Investment Services, LLC
720 East Wisconsin Avenue
Milwaukee, WI  53202

         Re:  Agreement to Pay or Reimburse Expenses of
              Northwestern Mutual Series Fund, Inc. Small Cap Growth Stock Portfolio and Index 400 Stock Portfolio

Gentlemen:

         This letter constitutes an agreement between The Northwestern Mutual Life Insurance Company ("NML"), Northwestern Mutual Investment Services, LLC ("NMIS") and Northwestern Mutual Series Fund, Inc. ("NMSF") by and between each of the parties hereto as follows:

         For the calendar year ending December 31, 1999, NML and NMIS agree to pay or reimburse Other Expenses of the Small Cap Growth Stock Portfolio and the Index 400 Stock Portfolio (collectively, the "Portfolios") of NMSF to the extent necessary so that Total Expenses on an annualized basis, after the payment or reimbursement, do not exceed 1.00% of average net assets for the Small Cap Growth Stock Portfolio and .35% of average net assets for the Index 400 Stock Portfolio. All capitalized terms used herein shall have the same meanings as they have when used in the currently effective prospectus for NMSF.

                                            Very truly yours,

                                            NORTHWESTERN MUTUAL SERIES
                                            FUND, INC.

                                            By:    MARK G. DOLL
                                                   -----------------------------
                                            Name:  Mark G. Doll
                                            Title: Vice President/Treasurer
Agreed to and accepted:

THE NORTHWESTERN MUTUAL LIFE
INSURANCE COMPANY

By:    MARK G. DOLL
    ----------------------------------
Name:  Mark G. Doll
Title: Senior Vice President

NORTHWESTERN MUTUAL INVESTMENT
SERVICES, LLC


By:    MARK G. DOLL
    ----------------------------------
Name:  Mark G. Doll
Title: President